EXHIBIT 99.1

Horizon Space Acquisition I Corp. Announces Confidential Submission of Registration Statement to the SEC for Proposed Business Combination with Squirrel Enlivened International Co., Ltd, a Brand Marketing and Strategy Consulting Company

New York, September 19, 2024 /PRNewswire/ – Squirrel Enlivened International Co., Ltd (“Squirrel Cayman”), a brand marketing and strategy consulting company, and Horizon Space Acquisition I Corp. (“HSPO”) (Nasdaq: HSPO), a publicly traded special purpose acquisition company, today announced the confidential submission of a draft Registration Statement on Form F-4, including a preliminary proxy statement (the “Registration Statement”) to the U.S. Securities and Exchange Commission (the “SEC”) on September 19, 2024 with respect to their previously announced proposed business combination (the “Business Combination”) pursuant to the business combination agreement dated September 16, 2024 (“Business Combination Agreement”).

The Registration Statement contains a preliminary proxy statement and prospectus in connection with the Business Combination Agreement and proposed Business Combination. While the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about Squirrel Cayman, HSPO, and the Business Combination.

Consummation of the Business Combination is subject to the satisfaction or waiver by the respective parties of a number of conditions, including but not limited to, the approval of the Business Combination Agreement and the Business Combination by HSPO’s shareholders.

Upon the completion of the Business Combination, shares of Squirrel Cayman will be listed on The Nasdaq Stock Market LLC (“Nasdaq”).

About Squirrel

Squirrel Cayman is a holding company of Shenzhen Squirrel Enlivened Media Group Co., Ltd (“Shenzhen Squirrel” or “Squirrel”). Squirrel provides brand marketing and strategy consulting solutions to brands, with a novel methodology combining rational marketing with emotional marketing. Squirrel helps brands expand and grow their businesses by providing a combination of brand marketing solutions, including digital marketing, blockbuster product development, and brand image enhancement, as well as strategy consulting solutions. It harnesses the power of technology, innovation and creation to drive significant business growth for a wide array of blue-chip and start-up companies in China.

About HSPO

HSPO is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed Business Combination, Squirrel Cayman intends to file with the SEC a registration statement on Form F-4, which will include a preliminary proxy statement containing information about the proposed Business Combination and the respective businesses of Squirrel Cayman and its subsidiaries, including among others Shenzhen Squirrel (collectively as enumerated in accordance with the Business Combination Agreement, the “Squirrel Companies”) and HSPO, as well as the prospectus relating to the offer of the Squirrel Cayman securities to be issued to in connection with the completion of the proposed Business Combination. After the registration statement is declared effective, HSPO will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed Business Combination.

Investors and security holders are advised to read, when available, the registration statement, proxy statement/prospectus and any other relevant documents filed with the sec carefully and in their entirety if and when they become available because they will contain important information about the business combination and the parties to the business combination. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC free of charge at www.sec.gov. Shareholders of HSPO will also be able to obtain copies of the proxy statement/prospectus without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Squirrel Companies and HSPO and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from HSPO’s shareholders with respect to the proposed Business Combination. Information regarding HSPO’s directors and executive officers is available in HSPO’s filings with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the proxy solicitation relating to the proposed Business Combination and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus when it becomes available.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “target,” “aim,” “plan,” “project,” “forecast,” “should,” “would,” or variations of such words or by expressions of similar meaning. Such forward-looking statements, including statements regarding anticipated financial and operational results, projections of market opportunity and expectations, the estimated post-transaction enterprise value, the advantages and expected growth of Squirrel Companies, the cash position of Squirrel Companies following the closing of the Business Combination, the ability of Squirrel Companies and HSPO to consummate the proposed Business Combination and the timing of such consummation, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in HSPO’s Annual Report on Form 10-K filed with the SEC on April 1, 2024 (the “Form 10-K”), HSPO’s final prospectus dated December 22, 2022 filed with the SEC (the “Final Prospectus”) related to HSPO’s initial public offering, and in other documents filed by HSPO with the SEC from time to time. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: HSPO’s or Squirrel Companies’ limited operating history; the ability of HSPO or Squirrel Cayman to identify and integrate acquisitions; general economic and market conditions impacting demand for the services of Squirrel Companies; the inability to complete the proposed Business Combination; the inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by HSPO shareholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed Business Combination; costs related to the proposed Business Combination; and such other risks and uncertainties as are discussed in the Form 10-K, the Final Prospectus and the proxy statement to be filed relating to the Business Combination. Other factors include the possibility that the proposed Business Combination do not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

Squirrel Companies and HSPO each expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Squirrel Companies or HSPO with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Use of data

The data contained herein is derived from various internal and external sources that Squirrel Companies and HSPO believe to be reliable. Although Squirrel Companies and HSPO are not aware of any misstatements regarding the external data presented herein, their estimates involve risks and uncertainties and are subject to change based on various factors, including those described under "Forward-Looking Statements" above. Any data on past performance or modeling contained herein is not an indication as to future performance, and each of Squirrel Companies and HSPO disclaims any obligation, except as required by law, to update or revise the information in this presentation, whether as a result of new information, future events or otherwise.

Contact Information:

Shenzhen Squirrel Enlivened Media Group Co., Ltd

Angxiong Zhao

Chief Executive Officer

Tel: +86075525725072

Website: https://www.songshucm.com/

Horizon Space Acquisition I Corp.

Michael Li

Chief Executive Officer

Tel: (646) 257-5537

Email: mcli@horizonspace.cc

2